UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 8, 2011
Cambium Learning Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34575	27-0587428

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17855 N. Dallas Parkway, Suite 400, Dallas, TX	75287

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (214) 932-9500
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On February 8, 2011, Cambium Learning Group, Inc. (the “Company”) issued a press release providing selected preliminary results for the three and twelve months ended December 31, 2010 and announcing the yearend earnings call. Additionally, the Company is providing a preliminary reconciliation between net sales and adjusted net sales and between net income (loss) and adjusted EBITDA for the three and twelve months ended December 31, 2010. The reconciliations are based on unaudited preliminary results as of the date of this Form 8-K.
A copy of the press release and the reconciliations are attached hereto as Exhibits 99.1 and 99.2, respectively.
The press release attached hereto as Exhibit 99.1 and the reconciliation between net sales and adjusted net sales and between net income (loss) and adjusted EBITDA for the three and twelve months ended December 31, 2010 attached hereto as Exhibit 99.2, insofar as they disclose historical information regarding the Company’s results of operations and or financial condition for the three and twelve months ended December 31, 2010, are being furnished to the Securities and Exchange Commission under Item 2.02 of Form 8-K.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated February 8, 2011

99.2	Reconciliation between Net Sales and Adjusted Net Sales and between Net Income (Loss) and Adjusted EBITDA for the Three and Twelve Months Ended December 31, 2010

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned duly authorized officer of the registrant.
Date: February 10, 2011

CAMBIUM LEARNING GROUP, INC.
By:	/s/ Bradley C. Almond
Bradley C. Almond
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release, dated February 8, 2011

99.2	Reconciliation between Net Sales and Adjusted Net Sales and between Net Income (Loss) and Adjusted EBITDA for the Three and Twelve Months Ended December 31, 2010